Exhibit 99.1

Phillips Edison – ARC Shopping Center REIT Inc. Reports Second Quarter 2012 Results

CINCINNATI – (BUSINESS WIRE) – Phillips Edison – ARC Shopping Center REIT Inc. (“Phillips Edison – ARC” or the “Company”), a public, non-traded REIT focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three months and six months ended June 30, 2012.

Highlights for the second quarter and first half of 2012:

•	Acquired seven grocery-anchored retail centers totaling 658,528 square feet for an aggregate purchase price of approximately $61.5 million in the first half of 2012.

•	Reported total portfolio occupancy of 95.3 percent as of June 30, 2012.

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Generated Modified Funds from Operations (“MFFO”) of $767,000 and $1,281,000, respectively, during the three months and six months ended June 30, 2012. (See the reconciliation of MFFO to net loss below.)

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Paid monthly distributions totaling $678,000 and $1,133,000, respectively, for the three and six months ended June 30, 2012, which equals an annualized distribution rate of 6.5% based on a purchase price of $10.00 per share.

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Reported a leverage ratio (mortgage notes less cash and cash equivalents divided by total real estate investments, at cost) of 41.7 percent and total portfolio weighted average interest rate of 3.1 percent as of June 30, 2012.

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Increased total real estate portfolio holdings by almost 500% as compared to total real estate portfolio holdings as of June 30, 2011, while decreasing the leverage ratio from 63.3% as of June 30, 2011 to 41.7% as of June 30, 2012.

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Subsequent to the quarter-end, acquired a grocery-anchored shopping center, Brentwood Commons, located in Bensenville, IL, a suburb of Chicago. Brentwood Commons is a 125,550 square foot center and is anchored by Dominick’s grocery store.

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Subsequent to the quarter-end, acquired a grocery-anchored shopping center, Sidney Towne Center, located in Sidney, OH. Sidney Towne Center is an 118,360 square foot center and is anchored by Kroger grocery store.

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Subsequent to the quarter-end, the Company, through its operating partnership, entered into an unsecured revolving loan agreement with KeyBank National Association, an unaffiliated entity, as lender, to borrow up to $10.0 million.

PORTFOLIO UPDATE

As of June 30, 2012, the Company, through its joint venture with certain CBRE-advised institutional investors, owned fourteen properties, listed below:

Property Name	Location	Anchor	Date Acquired	Contract Purchase Price	Rentable Square Footage	Average Remaining Lease Term in Years	% Leased
Lakeside Plaza	Salem, VA	Kroger	12/10/2010	$8.8 million	82,798	4.6 years	96.5%
Snow View Plaza	Parma, OH	Giant Eagle	12/15/2010	$12.3 million	100,460	6.8 years	94.0%
St. Charles Plaza	Haines City, FL	Publix	6/10/2011	$10.1 million	65,000	9.4 years	96.3%
Centerpoint	Easley, SC	Publix	10/14/2011	$6.9 million	72,287	10.2 years	82.8%
Southampton Village	Tyrone, GA	Publix	10/14/2011	$8.4 million	77,956	8.3 years	86.5%
Burwood Village Center	Glen Burnie, MD	Food Lion	11/9/2011	$16.6 million	105,834	5.9 years	100.0%
Cureton Town Center	Waxhaw, NC	Harris Teeter	12/29/2011	$14.0 million	84,357	9.9 years	95.6%
Tramway Crossing	Sanford, NC	Food Lion	2/23/2012	$5.5 million	62,382	3.6 years	97.8%
Westin Centre	Fayetteville, NC	Food Lion	2/23/2012	$6.1 million	66,890	3.0 years	100.0%
Village at Glynn Place	Brunswick, GA	Publix	4/27/2012	$11.4 million	111,924	7.7 years	96.7%
Meadowthorpe	Lexington, KY	Kroger	5/9/2012	$8.6 million	87,384	2.9 years	95.6%
New Windsor	Windsor, CO	King Soopers (Kroger)	5/9/2012	$5.6 million	95,877	7.2 years	87.4%
Vine Street Square	Kissimmee, FL	Walmart*	6/4/2012	$13.7 million	120,699	6.0 years	100.0%
Northtowne Square	Gibsonia, PA	Giant Eagle	6/19/2012	$10.6 million	113,372	8.1 years	100.0%

*	Walmart Neighborhood Market

The terms and expirations of our operating leases vary. The leases frequently contain provisions for the extension of the lease agreement and other terms and conditions as negotiated. We retain substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. The contract purchase price of each property excludes closing costs and acquisitions costs.

The weighted-average remaining lease term of grocery anchor tenants at the properties listed above was approximately 11 years as of June 30, 2012.

FINANCIAL UPDATE

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The Company uses FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and non-controlling interests. The Company believes that FFO is helpful to its investors and its management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, the Company’s management believes that the use of FFO, together with the required GAAP presentations, is helpful for its investors in understanding the Company’s performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, the Company believes FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in the Company’s targeted portfolio which will consist of, but is not limited to, grocery-anchored neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that the Company may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the Company uses modified funds from operations, or MFFO, as defined by the Investment Program Association (“IPA”). MFFO excludes from FFO the following items:

(1)	acquisition fees and expenses;

(2)	straight-line rent amounts, both income and expense;

(3)	amortization of above- or below-market intangible lease assets and liabilities;

(4)	amortization of discounts and premiums on debt investments;

(5)	gains or losses from the early extinguishment of debt;

(6)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations;

(7)	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(8)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(9)	gains or losses related to contingent purchase price adjustments; and

(10)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The Company believes that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the Company’s offering and acquisition stages are complete, primarily because it excludes acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating the Company’s operating performance in periods in which there is no acquisition activity.

As explained below, management’s evaluation of the Company’s operating performance excludes the items considered in the calculation based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to the Company. Nevertheless, the Company explains below the reasons for each of the adjustments made in arriving at its MFFO definition.

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Acquisition fees and expenses. In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. Both of these acquisition-related costs have been and will continue to be funded from the proceeds of the Company’s public offering and generally not from operations. The Company believes by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include those paid to the advisor, the sub-advisor or third parties.

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Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance.

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Adjustments for amortization of above or below market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

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Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.

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Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing MFFO, the Company believes it is presenting useful information that also assists investors and analysts with the assessment of the sustainability of its operating performance after the offering and acquisition stages are completed. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. MFFO is useful in comparing the sustainability of the Company’s operating performance after its offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering and acquisition stages are completed, as it excludes acquisition costs that have a negative effect on operating performance during the periods in which properties are acquired. Acquisition costs also adversely affect the Company’s book value and equity.

FFO or MFFO should not be considered as an alternative to net income (loss), nor as an indication of our liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including our ability to fund distributions. In particular, as the Company currently in the acquisition phase of its life cycle, acquisition-related costs and other adjustments that are increases to MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements. The Company’s FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.

The following section presents the Company’s calculation of FFO and MFFO and provides additional information related to its operations (in thousands, except per share amounts). As a result of the timing of the commencement of our offering and its active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented. The Company expects revenues and expenses to increase in future periods as it raises additional offering proceeds and use them to acquire additional investments.

FUNDS FROM OPERATIONS AND MODIFIED FUNDS FROM OPERATIONS

FOR THE PERIODS ENDED JUNE 30, 2012 AND 2011

(Unaudited)

(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Calculation of Funds from Operations
Net loss	$(805)	$(605)	$(1,063)	$(853)
Add:
Depreciation and amortization of real estate assets	1,528	263	2,572	508
Less:
Noncontrolling interest	(703)	—	(1,183)	—

Funds from operations	$20	$(342)	$326	$(345)

Calculation of Modified Funds from Operations
Funds from operations	$20	$(342)	$326	$(345)
Add:
Acquisition expenses	1,041	448	1,319	494
Net amortization of above- and below-market leases	121	66	275	117
Market debt adjustment	(13)	—	(13)	—
Less:
Straight-line rental income	(66)	(10)	(122)	(20)
Noncontrolling interest	(336)	—	(504)	—

Modified funds from operations	$767	$162	$1,281	$246

To view complete details of the Company’s performance for the quarter ended June 30, 2012, and to find more information about the Company’s MFFO, please refer to the Company’s Quarterly Report on Form 10-Q.

About Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison-ARC Shopping Center REIT Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood and community shopping centers having a mix of solid national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. The REIT is co-sponsored by two industry leaders: Phillips Edison & Company, which has acquired over $1.8 billion in shopping centers throughout the United States, and AR Capital, LLC, a real estate investment program sponsor dedicated to governance best practices. As of August 10, 2012, Phillips Edison-ARC owned, directly or indirectly through a joint venture in which it has a controlling interest, and managed an institutional quality retail portfolio consisting of sixteen grocery-anchored shopping centers totaling 1,491,130 square feet. For more information on the company, please visit the website at www.phillipsedison-arc.com.

Contacts

DeFazio Communications, LLC

Tony DeFazio, 484-532-7783

tony@defaziocommunications.com

or

Phillips Edison – ARC Shopping Center REIT Inc.

Jennifer Weingartner, Director of Investor Relations, 513-619-5058

jweingartner@phillipsedison.com